UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

QUANTERIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38319	20-8957988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Middlesex Turnpike Billerica, MA	01821
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (617) 301-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	QTRX	The Nasdaq Global Market

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2020, Quanterix Corporation (“Quanterix” or the “Company”) entered into a Non-Exclusive License Agreement (the “License Agreement”) with Abbott Laboratories (“Abbott”). Pursuant to the terms of the License Agreement, Quanterix granted Abbott a non-exclusive, worldwide, royalty-bearing license, without the right to sublicense, under the Company’s bead-based single molecule detection patents (“Licensed Patents”) in the field of in vitro diagnostics. Abbott has agreed to pay the Company an initial license fee of $10.0 million in connection with the execution of the License Agreement. Abbott has also agreed to pay the Company milestone fees subject to the achievement by Abbott of certain development, regulatory and commercialization milestones and low single digit royalties on net sales of licensed products.

The License Agreement includes customary representations and warranties, covenants and indemnification obligations for a transaction of this nature. The License Agreement became effective upon signing and will continue until expiration of the last-to-expire Licensed Patent, or the agreement is earlier terminated. Under the terms of the License Agreement, Quanterix and Abbott each have the right to terminate the agreement for uncured material breach by, or insolvency of, the other party. Abbott may also terminate the License Agreement at any time without cause upon sixty (60) days’ notice.

The above description of the License Agreement is a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the License Agreement, which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On October 5, 2020, Quanterix issued a press release announcing the License Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Non-Exclusive License Agreement, dated September 29, 2020, by and between Abbott Laboratories and Quanterix Corporation.

99.1	Press Release dated October 5, 2020.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*	Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. Such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTERIX CORPORATION

By:	/s/ Amol Chaubal
Amol Chaubal
Chief Financial Officer

Date: October 5, 2020